Exhibit 99.1

Investor Presentation May 2018

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Q2 FY18 Key Highlights", "Full-Year 2018 Guidance", "Long-Term Growth FY18-FY22", "Acquisition of KapStone Paper & Packaging", "KapStone Brings Enhanced Scale and Expanded Product Offering", "Expected KapStone Synergies", "Acquisition of Plymouth Packaging", "Synergy and Performance Improvements", "Key Commodity Annual Consumption Volumes and FX by Currency", and "Mill Maintenance Schedule", that give guidance or estimates for future periods as well as statements regarding, among other things, that we are implementing strategic investments at the Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant; that we expect >10% revenue growth (to >$16.4 billion), 25% to 30% adjusted EBITDA growth (to >$2.9 billion) and 20% to 25% adjusted operating cash flow growth (to >$2.45 billion) in fiscal 2018 compared to fiscal 2017; we will generate adjusted segment EBITDA of more than $2.9 billion in fiscal 2018, more than $3.3 billion under the base case and more than $4 billion in fiscal 2022; the acquisition of KapStone (a) creates opportunity for approximately $200 million in cost synergies and performance improvements, (b) strengthens WestRock's presence on the West Coast, (c) broadens WestRock's portfolio of differentiated paper and packaging solutions with the addition of attractive paper grades and distribution capabilities, (d) increases mix of virgin fiber based paper in WestRock's paper portfolio and (e) is expected to be immediately accretive to WestRock's adjusted earnings and cash flow, inclusive of purchase accounting adjustments; the combined company will be positioned to generate strong cash flow for rapid debt paydown that should allow the leverage ratio to return to 2.25x to 2.50x target by the end of fiscal 2019; the transaction is expected to close in the quarter ending September 30th, 2018 or December 31st, 2018; we expect combined net sales of approximately $20 billion, with 63% from corrugated packaging and 37% from consumer packaging following the KapStone acquisition; we expect the full run rate of synergies and performance improvements by the end of fiscal 2021 and the allocation of synergies and performance improvements as presented on slide 10; the acquisition of Plymouth Packaging (i) further develops our innovation platform and our differentiation strategy, (ii) enhances our automated packaging systems business and our differentiation in e-commerce and other custom applications where on-site box making is needed and (iii) improves our margin profile and growth prospects, and moves us closer to our 80% integration goal; we are on track to achieve our $1 billion synergy and performance improvement target by the end of the third quarter of fiscal 2018; that we estimate our annual consumption volumes of key commodities and impact from key currencies is as presented on slide 17; and that we expect our mill maintenance schedule in fiscal 2018 to be executed as presented on slide 18.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2017 and our Form 10-Q for the quarter ended March 31, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among Whiskey Holdco, Inc., a Delaware corporation ("Holdco"), WestRock, a Delaware corporation ("WestRock"), and KapStone Paper and Packaging Corporation, a Delaware corporation ("KapStone"). In connection with the proposed transaction, Holdco has filed with the SEC a registration statement on Form S-4 (the "Registration Statement"), as amended, which includes a prospectus with respect to shares of Holdco's common stock to be issued in the proposed transaction and a proxy statement for KapStone's stockholders (the "Proxy Statement"), which KapStone will mail to its stockholders. Holdco will also file other documents regarding the proposed acquisition with the SEC. **Stockholders of WestRock and KapStone are urged to read all relevant documents filed with the SEC, including the Registration Statement and the Proxy Statement, because they contain or will contain important information about the proposed transaction.** Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's web site, http://www.sec.gov.

Participants in Solicitation

WestRock, Holdco and KapStone and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of shares of KapStone common stock in respect of the proposed transaction. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock's 2018 Annual Meeting of stockholders, which was filed with the SEC on December 19, 2017. Information about the directors and executive officers of KapStone is set forth in the proxy statement for KapStone's 2017 Annual Meeting of stockholders, which was filed with the SEC on April 5, 2017. Investors may obtain additional information regarding the interest of such participants by reading the Registration Statement and the Proxy Statement (once available).

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the "Securities Act"), and otherwise in accordance with applicable law.

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Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

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Q2 FY18 Key Highlights

Financial Performance

- Earned $0.83 of Adjusted Earnings Per Share, up 54% year-over-year[1]
- Adjusted Segment EBITDA growth of 22% with Adjusted Segment EBITDA margin of 16.6%, an increase of 170 bps year-over-year[2]
- North American Corrugated Packaging Adjusted Segment EBITDA margin of 20.5%, up 460 bps year-over-year[2]
- Achieved $64 million of productivity
- March run rate of $975 million of synergies and performance improvements
- Adjusted Operating Cash Flow up 27% year-over-year[2]

Markets & Operations

- Positive supply and demand fundamentals
  - 6.8% increase in per day North American corrugated box shipments year-over-year
  - Strong Consumer backlogs:
    SBS: 5-6 weeks
    CNK: 5-6 weeks
    CRB: 4-5 weeks
  - Pulp & Paper Week published North American price increases across all corrugated and consumer grades
- Inflation higher than expected; lower recycled fiber costs offset by higher freight and commodity costs
- Severe winter weather negatively impacted our operations by $28 million

Capital Allocation

- Invested $213 million of capital to maintain and improve our operations
- Paid $110 million in cash dividends
- Completed Plymouth Packaging acquisition
- Implementing strategic investments at Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant
- Leverage ratio of 2.40x at the end of the quarter[2]
- Announced planned acquisition of KapStone and integration planning underway

1) On a GAAP basis, adjusted earnings per diluted share were $0.86 in Q2 FY18 and $0.40 in Q2 FY17. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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| 6 Full - Year 2018 Guidance (1) 1) Growth on a year - over - year basis vs. as reported results ; excludes any potential contribution from the acquisition of KapStone 2) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix. >10% Revenue Growth >$16.4B 25% - 30% Adj. EBITDA (2) Growth >$2.9B 20% - 25% Adj. Operating Cash Flow (2) Growth >$2.45B

| 7 >11% CAGR Long - Term Growth FY18 – FY22 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix 2) Assumptions include stable pricing, normal inflation offset by ongoing productivity, and incremental returns from high - return pr ojects and acquisitions >$4B Ongoing M&A High - Return Projects >$2.9B $2.3B FY18E FY22E FY17 Base Case >$3.3B Adjusted Segment EBITDA (1,2) FY17 - FY22 FY22E

| 8 Acquisition of KapStone Paper & Packaging 1) Based on KapStone’s annualized EBITDA performance in the second half of its fiscal 2017 2) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix Compelling Strategic Combination • Creates opportunity for approximately $200 million in cost synergies and performance improvements • Strengthens WestRock’s presence on the West Coast • Broadens WestRock’s portfolio of differentiated paper and packaging solutions with the addition of attractive paper grades and distribution capabilities • Increases mix of virgin fiber based paper in WestRock’s paper portfolio Attractive Financial Profile • Purchase price of $35 per share for a total enterprise value of $4.9 billion, a 7x (1) adjusted EBITDA multiple including anticipated synergy and performance improvements • Expected to be immediately accretive to WestRock’s adjusted earnings and cash flow, inclusive of purchase accounting adjustments • Combined company will be positioned to generate strong cash flow for rapid debt paydown that should allow leverage ratio (2) to return to 2.25x to 2.50x target by the end of FY 2019 Timeline • Announced January 29 th , 2018 • Expected to close in quarter ending September 30 th , 2018 or December 31 st , 2018

| 9 KapStone Brings Enhanced Scale and Expanded Product Offering 1) WestRock forecasted FY18 sales; KapStone sales trailing twelve months as of 9/30/2017 COMBINED $16.4B (1) SALES $3.2B (1) SALES 13.4M TON MILL SYSTEM ACROSS 27 MILLS 3.0M TON MILL SYSTEM ACROSS 4 MILLS 300 OPERATING AND BUSINESS LOCATIONS 86+ OPERATING AND DISTRIBUTION FACILITIES A LEADER IN GROWING CONSUMER AND CORRUGATED PACKAGING SEGMENTS # 5 LARGEST NORTH AMERICAN CONTAINERBOARD PRODUCER ~$20B 37% 63% NET SALES (1) CORRUGATED PACKAGING CONSUMER PACKAGING

| 10 Expected KapStone Synergies Fiber, Energy & Mill Performance Improvements 21% Mill Network Optimization 16% Converting Network & Supply Chain Optimization 28% Administrative Efficiencies 19% Procurement 12% Victory Integration 4% • Expect full run - rate of cost synergies and performance improvements by end of fiscal 2021 • Significant mill performance improvements • Network optimization opportunities • Leverage procurement scale • Integration of additional tons into Victory Packaging Approximately $200 Million of Run - Rate Cost Synergies & Performance Improvements

| 11 Acquisition of Plymouth Packaging ▪ On January 5, 2018, we completed the acquisition of Plymouth Packaging for $197.6 million (1) ▪ Further develops our innovation platform and our differentiation strategy ▪ Enhances our automated packaging systems business and our differentiation in e - commerce and other custom applications where on - site box making is needed ▪ Improves our margin profile and growth prospects; and moves us closer to our 80% integration goal ▪ Acquired Plymouth’s equity interest in Panotec and exclusive right from Panotec to distribute Panotec’s equipment in the United States and Canada ▪ Provides on - demand boxes with proper dimensions that lower customer’s inventory and freight costs, and deliver productivity savings ▪ L ocated on the customer’s site and use fanfold corrugated to produce custom, on - demand corrugated packaging ▪ I nstalled on customers’ sites under multi - year exclusive agreements for the fanfold corrugated supply “Box on Demand” Value Proposition Plymouth Packaging Footprint Product and Machinery Examples 1) Subject to a working capital settlement and tax make - whole payment related to stepping up the assets for tax purposes, not to ex ceed $8.5 million.

| 12 WestRock: Creating Shareholder Value OUTSTANDING EXECUTION & DELIVERY DISCIPLINED CAPITAL ALLOCATION BROAD PORTFOLIO OF DIFFERENTIATED SOLUTIONS We are building a leading paper and packaging company with the strategy and capabilities to generate attractive returns ✓ Delivering our broad portfolio of differentiated solutions to customers ✓ Executing on productivity opportunities and generating strong cash flow ✓ Reinvesting our cash flow back into the business and returning capital to stockholders

Appendix

| 14 Synergy and Performance Improvements $165 million $840 million $975 million $1 billion $500 million Q4 FY15 Q4 FY16 Q4 FY17 Q2 FY18 Q3 FY18 Will achieve $1 billion goal by end of Q3 FY18 Q2 FY18 PROGRESS 34% 30% 26% 10% Procurement Capital Investment Ongoing Productivity Corporate & Support $1 billion RUN - RATE AT 3/31/18 THREE YEAR GOAL $975 million 10% 25% 30% 35% Corporate & Support Capital Investment Ongoing Productivity Procurement

| 15 N.A. Corrugated End Market Mix / Examples WestRock’s N.A. Corrugated Sales Mix Corrugated Containers Kraft Paper Pizza Beverage Food Service E - Commerce Produce & Protein

| 16 Consumer End Market Mix / Examples WestRock’s Consumer Sales Mix Food Service Beverage Folding Carton Merchandising Displays Multi Packaging Solutions

| 17 Key Commodity Annual Consumption Volumes and FX by Currency (1) 1) All data is WestRock only and excludes KapStone Commodity Category Volume Recycled Fiber (tons millions) 4.9 Wood (tons millions) 31 Natural Gas (cubic feet billions) 69 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 44 Caustic Soda (tons thousands) 216 Starch (lbs millions) 527 Annual Consumption Volumes FX By Currency in Q2 FY18 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.14) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.05) FX Translation Impact +10% USD Appreciation ($0.07) Revenue by Transaction Currency 80% USD 7% CAD 4% EUR 3% BRL 3% GBP 3% Other

| 18 Mill Maintenance Schedule 1) Q3 and Q4 FY18 amounts are forecasts 73 35 119 0 227 115 78 45 18 257 Q1 Q2 Q3 Q4 Full Year FY18 FY17 28 10 9 3 50 31 3 48 1 83 Q1 Q2 Q3 Q4 Full Year FY18 FY17 North American Corrugated Packaging (tons in thousands) Consumer Packaging (tons in thousands) (1) (1) (1) (1) (1)

| 19 Non - GAAP Financial Measures Adjusted Earnings Per Diluted Share We use the non - GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” o r “Adjusted EPS” because we believe this measure provides our board of directors, investors, potential investors, securities analysts and ot hers with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that w e b elieve are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our perf orm ance relative to other periods. Adjusted Operating Cash Flow We use the non - GAAP financial measure “adjusted operating cash flow” because we believe this measure provides our board of direc tors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it e xcl udes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. While th is measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital expenditures are changing s inc e it excludes an adjustment for capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating act ivities. Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins We use the non - GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors , to evaluate our segment performance against the performance of our peers. We believe that investors also use these measures to eva luate our performance relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted s egm ent income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by divi din g that segment’s adjusted segment EBITDA by its adjusted segment sales.

| 20 Non - GAAP Financial Measures (cont.) Leverage Ratio We use the non - GAAP financial measure “leverage ratio” as a measurement of our operating performance and to compare to our publi cly disclosed target leverage ratio, and because we believe investors use this measure to evaluate our available borrowing capaci ty. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit a gre ement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Deb t/EBITDA ratio or the leverage ratio. As of the March 31, 2018 calculation, our leverage ratio was 2.40 ti mes. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subj ect to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. Forward - looking Guidance We are not providing forward - looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward - looking n on - GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certain ty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acq uis ition - related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain oth er gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

| 21 Adjusted Segment EBITDA Associated with Adjusted Earnings Per Share (AEPS) Q2 FY18 Adjusted Segment EBITDA 668.8$ Adjustments excluded from AEPS: Land and Development operating results including impairment (16.1) Losses at closed plants and transition costs 4.1 Consumer Packaging segment acquisition reserve adjustment (10.0) Other 2.5 Adjusted Segment EBITDA associated with AEPS 649.3 Depreciation, amortization and depletion (317.7) Accelerated depreciation on major capital projects 7.3 Deferred financing costs 1.4 Interest expense, net (78.3) Acquisition bridge fee and other 13.0 Other 0.7 Adjusted pre-tax income 275.7 Adjusted taxes (58.6) 217.1 Noncontrolling interest (1.3) Adjusted net income 215.8$ Diluted weighted average shares outstanding 260.3 Adjusted earnings per diluted share 0.83$ ($ in millions, except per share amount)

Adjusted Net Income Reconciliation

($ in millions)	Q2 FY18			Q2 FY17		
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results [1]	$ 243.3	$ (18.8)	$ 224.5	$ 141.8	$ (43.6)	$ 98.2
Impact of Tax Cuts and Jobs Act	-	(31.5)	(31.5)	-	-	-
Restructuring and other items	31.7	(8.2)	23.5	18.3	(9.8)	8.5
Inventory stepped-up in purchase accounting, net of LIFO	0.4	(0.1)	0.3	0.5	(0.2)	0.3
Land and Development operating results including impairment	(16.6)	4.3	(12.3)	18.1	(7.2)	10.9
Losses at closed plants and transition costs	4.1	(1.0)	3.1	2.8	(0.9)	1.9
Accelerated depreciation on major capital projects	7.3	(2.1)	5.2	-	-	-
Gain on extinguishment of debt	(0.1)	-	(0.1)	-	-	-
Consumer Packaging segment acquisition reserve adjustment	(10.0)	2.6	(7.4)	-	-	-
Acquisition bridge and other financing fees	10.1	(2.6)	7.5	-	-	-
HH&B - impact of held for sale accounting	-	-	-	(10.1)	2.3	(7.8)
Pension lump sum settlement	-	-	-	28.7	(11.0)	17.7
Gain on sale or deconsolidation of subsidiaries	-	-	-	1.7	(0.6)	1.1
Other	5.5	(1.2)	4.3	2.3	(0.7)	1.6
Adjusted Results	$ 275.7	$ (58.6)	$ 217.1	$ 204.1	$ (71.7)	$ 132.4
Noncontrolling interests			(1.3)			4.9
Adjusted Net Income			$ 215.8			$ 137.3

1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of operations.

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| 23 Adjusted Earnings Per Diluted Share Reconciliation ($ per share) Q2 FY18 Q2 FY17 Earnings per diluted share 0.86$ 0.40$ Impact of Tax Cuts and Jobs Act (0.12) - Restructuring and other items 0.09 0.03 Land and Development operating results including impairment (0.05) 0.05 Losses at closed plants and transition costs 0.01 0.01 Accelerated depreciation on major capital projects 0.02 - Consumer Packaging segment acquisition reserve adjustment (0.03) - Acquisition bridge and other financing fees 0.03 - Pension lump sum settlement - 0.07 HH&B – impact of sale accounting - (0.03) Other 0.02 0.01 Adjusted earnings per diluted share 0.83$ 0.54$

| 24 Adjusted Segment EBITDA and Other Items Q2 FY18 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,244.3$ 1,804.4$ 26.7$ (58.4)$ 4,017.0$ Less: Trade Sales (83.2) - - - (83.2) Adjusted Segment Sales 2,161.1$ 1,804.4$ 26.7$ (58.4)$ 3,933.8$ Segment Income 252.8$ 99.3$ 16.1$ -$ 368.2$ Non-allocated Expenses - - - (16.1) (16.1) Depreciation and Amortization 171.6 143.4 0.1 2.6 317.7 Less: Deferred Financing Costs - - - (1.4) (1.4) Segment EBITDA 424.4$ 242.7$ 16.2$ (14.9)$ 668.4$ Plus: Inventory Step-up 0.4 - - - 0.4 Adjusted Segment EBITDA 424.8$ 242.7$ 16.2$ (14.9)$ 668.8$ Segment EBITDA Margins 18.9% 13.5% 16.6% Adjusted Segment EBITDA Margins 19.7% 13.5% 16.6%

| 25 Adjusted Segment EBITDA and Other Items Q2 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,065.0$ 1,554.6$ 100.0$ (63.3)$ 3,656.3$ Less: Trade Sales (72.0) - - - (72.0) Adjusted Segment Sales 1,993.0$ 1,554.6$ 100.0$ (63.3)$ 3,584.3$ Segment Income 159.5$ 118.8$ 17.5$ -$ 295.8$ Non-allocated Expenses - - - (12.6) (12.6) Depreciation and Amortization 145.3 116.3 0.2 2.1 263.9 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 304.8$ 235.1$ 17.7$ (11.6)$ 546.0$ Plus: Inventory Step-up 0.5 - - - 0.5 Adjusted Segment EBITDA 305.3$ 235.1$ 17.7$ (11.6)$ 546.5$ Segment EBITDA Margins 14.8% 15.1% 14.9% Adjusted Segment EBITDA Margins 15.3% 15.1% 14.9%

| 26 Corrugated Packaging EBITDA Margins ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 1,996.3$ 112.8$ 135.2$ 2,244.3$ Less: Trade Sales (83.2) - - (83.2) Adjusted Segment Sales 1,913.1$ 112.8$ 135.2$ 2,161.1$ Segment Income 239.5$ 13.1$ 0.2$ 252.8$ Depreciation and Amortization 152.0 17.1 2.5 171.6 Segment EBITDA 391.5$ 30.2$ 2.7$ 424.4$ Plus: Inventory Step-up 0.4 - - 0.4 Adjusted Segment EBITDA 391.9$ 30.2$ 2.7$ 424.8$ Segment EBITDA Margins 19.6% 26.8% 18.9% Adjusted Segment EBITDA Margins 20.5% 26.8% 19.7% ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 1,807.3$ 104.7$ 153.0$ 2,065.0$ Less: Trade Sales (72.0) - - (72.0) Adjusted Segment Sales 1,735.3$ 104.7$ 153.0$ 1,993.0$ Segment Income 146.7$ 5.8$ 7.0$ 159.5$ Depreciation and Amortization 128.2 14.5 2.6 145.3 Segment EBITDA 274.9$ 20.3$ 9.6$ 304.8$ Plus: Inventory Step-up 0.5 - - 0.5 Adjusted Segment EBITDA 275.4$ 20.3$ 9.6$ 305.3$ Segment EBITDA Margins 15.2% 19.4% 14.8% Adjusted Segment EBITDA Margins 15.9% 19.4% 15.3% Q2 FY18 Q2 FY17

| 27 Adjusted Segment EBITDA and Other Items FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 8,408.3$ 6,452.5$ 243.8$ (244.9)$ 14,859.7$ Less: Trade Sales (318.2) - - - (318.2) Adjusted Segment Sales 8,090.1$ 6,452.5$ 243.8$ (244.9)$ 14,541.5$ Segment Income 753.9$ 425.8$ 13.8$ -$ 1,193.5$ Non-allocated Expenses - - - (43.5) (43.5) Depreciation and Amortization 597.9 508.2 0.7 9.8 1,116.6 Less: Deferred Financing Costs - - - (4.5) (4.5) Segment EBITDA 1,351.8 934.0 14.5 (38.2) 2,262.1 Plus: Inventory Step-up 1.4 25.1 - - 26.5 Adjusted Segment EBITDA 1,353.2$ 959.1$ 14.5$ (38.2)$ 2,288.6$ Segment EBITDA Margins 16.1% 14.5% 15.2% Adjusted Segment EBITDA Margins 16.7% 14.9% 15.4%

| 28 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $145 million of restructuring and other costs and $27 million pre - tax e xpense for inventory stepped - up in purchase accounting. ($ in millions) Q2 FY18 Consolidated Net Income 1,879.9$ Interest Expense, Net 232.1 Income Taxes (942.6) Depreciation & Amortization 1,202.9 Additional Permitted Charges (1) 298.9 LTM Credit Agreement EBITDA 2,671.2$

| 29 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q2 FY18 Current Portion of Debt 1,113.5$ Long-Term Debt Due After One Year 5,613.0 Total Debt 6,726.5 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (243.4) Plus: Letters of Credit, Guarantees and Other Adjustments (63.9) Total Funded Debt 6,419.2$ LTM Credit Agreement EBITDA 2,671.2$ Leverage Ratio 2.40x